Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount:	Issuance Date: February 1, 2024

Up to Three Hundred Thousand Dollars

($300,000)

Cetus Sponsor, LLC, a Delaware limited liability company (the “Payee”) may pursuant to the terms of this Note from time to time lend such amount of money up to three hundred thousand Dollars ($300,000) in principal amount (the “Principal Amount”) to Cetus Capital Acquisition Corp. (the “Maker” or the “SPAC”), a Delaware corporation, pursuant to the wire instructions of Maker’s bank account set forth in Appendix A hereto or such other wire instructions specified by Maker. Maker hereby promises to pay to the order of the Payee the Principal Amount, all accrued and unpaid interest, and all other amounts payable under this Note in lawful money of the United States of America, on the terms and conditions described below. All payments on this Promissory Note (this “Note”) shall be made by check or wire transfer of immediately available funds in the legal currency of the United States or as otherwise determined by the Payee to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Drawdown Requests.

(a)	Maker and Payee agree that Maker may request, subject to the terms of this Note, up to three hundred thousand Dollars ($300,000) in connection with the Business Combination (as defined below). The principal of this Note may be drawn down from time to time prior to the Maturity Date (as defined below), upon written request from Maker to Payee (each, a “Drawdown Request”).

(b)	Notwithstanding anything to the contrary in this Note, Payee shall have the sole and absolute discretion as to whether to accept and fund each Drawdown Request, and if not, Payee shall have no obligation to fund any such Drawdown Request.

(c)	Each Drawdown Request must be made for reasonable business purposes in direct connection with the Business Combination (the “Drawdown Purpose”). Each Drawdown Request must state the Drawdown Purpose and be accompanied by such invoice or written proof as to such Drawdown Purpose.

(d)	Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is three hundred thousand Dollars ($300,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid.

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2.	Repayment. The principal amount, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the earlier of (such date, the “Maturity Date”) i) the date on which the Maker consummates an initial business combination (a “Business Combination”) with a target business (as described in the Maker’s initial public offering prospectus dated January 31, 2023 (the “Prospectus”)), and ii) May 2, 2024. The principal amount, all accrued and unpaid interest, and all other amounts payable under this Note may be prepaid at any time. Notwithstanding the foregoing, this Note shall become due and payable immediately upon the termination of the Business Combination Agreement, as amended (the “Business Combination Agreement”) and originally dated June 20, 2023 by and among the Maker, MKDWELL Limited, and the other parties thereto.

3.	Interest.

(a)	Interest Rate. The principal amount outstanding under this Note from time to time shall bear interest at a rate per annum of 6.50 per cent (6.50%).

(b)	Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue daily and begin to accrue on the principal amount outstanding on the date of this Note. For any portion of the principal amount that is repaid, interest shall not accrue on the date on which such payment is made.

(c)	Interest Rate Limitation. If at any time the interest rate payable on the Note shall exceed the maximum rate of interest permitted under applicable law, such interest rate shall be reduced automatically to the maximum rate permitted.

4.	Non-Convertible; Non-Recourse. This Note shall not be convertible into any securities of Maker, and Payee shall have no recourse with respect to the Payee’s ability to convert this Note into any securities of Maker.

5.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, second to any accrued and unpaid interest, third to the payment in full of any late charges and finally to the reduction of the unpaid principal amount of this Note. The funds that were and will be used by the Payee to make the loan to the Maker evidenced by this Note were and will be obtained by the Payee from MKD Technology Inc., and the obligations of the Payee to repay such loan are evidenced by that certain promissory note dated February 1, 2023 issued by the Payee to MKD Technology Inc. (the “MKD Note”), and the Payee hereby acknowledges and agrees that it shall use the payments that it receives from the repayment of this Note to repay any amounts owed to MKD Technology Inc. under the MKD Note.

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6.	Representations and Warranties. The Maker represents and warrants to the Payee as follows:

(a)	Existence. The Maker is a company duly incorporated, validly existing, and in good standing under the laws of the state of its organization. The Maker has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b)	Compliance with Law. The Maker is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Maker, its property, and business.

(c)	Power and Authority. The Maker has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(d)	Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with applicable law. The Maker has duly executed and delivered this Note.

7.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay any sums due under this Note within five (5) business days following the date when due.

(b)	Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d)	Breach of Representations, Warranties and Covenants. Any representation, warranty or covenant made by the Maker herein contains an untrue or misleading statement of a material fact as of the date made or is not complied with.

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(e)	Failure to Give Notice. The Maker fails to give the notice of Event of Default specified in Section 8.

(f)	Purpose of Loan. The Maker fails to use the proceeds of the Principal Amount of this Note for the Drawdown Purpose.

8.	Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within five (5) business days, the Maker shall notify the Payee in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default. However, the Maker’s failure to provide such notice of an Event of Default shall not affect the status of an Event of Default in any manner nor constitute a waiver of the default. Nor shall the Maker be obligated to declare the occurrence of an Event of Default to trigger such.

9.	Remedies.

(a)	Upon the occurrence of an Event of Default, the Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount and accrued interest of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Sections 7(b) and 7(c), the unpaid principal balance and accrued interest of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

10.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

11.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

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12.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile, or (v) to the following email addresses or to such other email address as either party may designate by notice in accordance with this Section:

If to the Maker:

Cetus Capital Acquisition Corp.
Cetus Sponsor LLC
Floor 3, No. 6, Lane 99
Zhengda Second Street, Wenshan District
Taipei, Taiwan, R.O.C. 11602
Attn: Chung-Yi Sun, CEO
Email: jack.cy.sun@cetuscorp.com

If to Payee:

Cetus Sponsor LLC
Floor 3, No. 6, Lane 99
Zhengda Second Street, Wenshan District
Taipei, Taiwan, R.O.C. 11602
Attn: Chung-Yi Sun, CEO
Email: jack.cy.sun@cetuscorp.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, (iv) two (2) business days following tender of delivery or dispatch by express mail or delivery service, or (v) immediately upon sending if delivered digitally via email.

13.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

14.	Jurisdiction. The courts of the State of New York have nonexclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the nonexclusive jurisdiction of the courts of New York.

15.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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16.	Trust Waiver. The Payee has been provided a copy of the Prospectus. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker, as described in greater detail in the Prospectus, were placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account of the Maker or any distribution therefrom for any reason whatsoever.

17.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

18.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

19.	Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

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IN WITNESS WHEREOF, Maker and SPAC, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

CETUS CAPITAL ACQUISITION CORP

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	Chief Executive Officer

Accepted and Agreed:

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	Director of AWinner Limited, as sole
manager of Cetus Sponsor LLC

[Signature Page to Promissory Note]

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Appendix A

Wiring Instructions

Bank:	JPMorgan Chase Bank, N.A.
Address:	4 NYP, Floor 15, NY, NY 10004
Account Name:	CST&T Cetus Capital Acquisition Corp.
Account #:	475468252
ABA #:	021000021
SWIFT Code:	CHASUS33
Reference:	Patrick Small

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